Report of Independent Auditors



The Board of Trustees and Shareholders
HSBC Mutual Funds Trust

We have audited the accompanying statement of assets and liabilities, including the schedule of portfolio investments, of the International
 Equity Fund (one of the portfolios comprising
 HSBC Mutual Funds Trust) as of December
 31, 2000, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated therein.
These financial statements and financial highlights are the responsibility of the Trust's management.
  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United
States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodian and others.
An audit also includes assessing the accounting
 principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial
 highlights referred to above present fairly, in all material respects, the financial position of the International Equity Fund at December 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and its financial highlights for each of the indicated periods, in conformity with accounting principles generally accepted in the United States.


New York, New York
February 17, 2001